Exhibit 10.23

###PARTICIPANT NAME###

###ACCEPTANCE_DATE###

RESTRICTED STOCK UNIT AWARD AGREEMENT

Restricted Stock Unit Award Agreement (this “Agreement”) under the Benchmark Electronics, Inc. 2019 Omnibus Incentive Compensation Plan (the “Plan”), dated as of ###GRANT_DATE###, between Benchmark Electronics, Inc., a Texas corporation (the “Company”), and ###PARTICIPANT_NAME### (“you” and “your”).

This Agreement sets forth the terms and conditions of an award (the “Award”) of ###TOTAL_AWARDS### restricted stock units that are subject to the terms and conditions specified herein (“RSUs”) and that are being granted to you on the date hereof (such date, the “Grant Date”) pursuant to and under the Plan.  Each RSU subject to this Award constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to you, subject to the terms hereof, a Share, as set forth in Section 3 of this Agreement.

THIS AWARD IS SUBJECT TO ALL TERMS AND CONDITIONS OF THE PLAN AND THIS AGREEMENT, INCLUDING THE DISPUTE RESOLUTION PROVISIONS SET FORTH IN SECTION 10 HEREOF.  BY SIGNING BELOW, YOU CONFIRM YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

         SECTION 1.  The Plan.  This Award is made pursuant to the Plan, the terms of which are hereby incorporated herein.  In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern.  In the event of any conflict between the terms of this Agreement and the terms of any individual employment agreement between you and the Company or any of its Subsidiaries (an “Employment Agreement”), the terms of your Employment Agreement shall govern.

       SECTION 2.  Definitions.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings as used or defined in the Plan.  As used in this Agreement, the following terms have the meanings set forth below:

          (a)  “Business Day” means a day that is not a Saturday, a Sunday or a day on which banking institutions are legally permitted to be closed in the City of New York.

          (b)  “Cause” shall (x) have the meaning set forth in your Employment Agreement or (y) if there is no definition set forth in your Employment Agreement or you are not party to an Employment Agreement, mean the occurrence of any one of the following:

(i)  your willful misconduct in the performance of your duties with the Company, which willful misconduct results in a material adverse effect on the Company, provided that no such willful misconduct shall constitute “Cause” if it relates to an action taken or omitted by you in the good faith, reasonable belief that such action or omission was in or not opposed to the best interests of the Company;

(ii)  your habitual neglect or disregard of your duties with the Company that is materially and demonstrably injurious to the Company, after written notice from the Company stating the duties you have failed to perform;

(iii)  your engaging in willful misconduct that materially harms the reputation or financial position of the Company;

(iv)  your obstruction, impedance or failure to materially cooperate with an investigation authorized by the Board, a self-regulatory organization empowered with self-regulatory responsibilities under Federal or state laws, or a governmental department or agency; or

(v)  your conviction of a felony, provided that no such conviction will constitute “Cause” if it relates to an action taken or omitted by you in the good faith, reasonable belief that such action or omission was in or not opposed to the best interests of the Company.

(c)  “Good Reason” shall (x) have the meaning set forth in your Employment Agreement or (y) if there is no definition set forth in your Employment Agreement or you are not party to an Employment Agreement, means the occurrence of any one of the following without your prior written consent:

(i) a material diminution of your duties or responsibilities;

(ii)  a greater than 10% reduction in your base salary, annual bonus opportunity or long term incentive compensation opportunity; or

(iii)  a material breach by the Company of any provision of your Employment Agreement or any other agreement between you and the Company.

A termination of your employment by you for Good Reason shall be effectuated by giving the Company written notice (“Notice of Termination for Good Reason”), not later than 90 days following the date of the occurrence of the circumstance that you believe constitutes Good Reason, setting forth in reasonable detail the specific conduct of the Company or any of its Subsidiaries that you believe constitutes Good Reason and the specific provisions of this Agreement, your Employment Agreement or any other agreement between you and the Company on which you relied.  The Company shall be entitled, during the 30-day period following receipt of a Notice of Termination for Good Reason, to cure the circumstances identified in such notice, provided that the Company shall be entitled to waive its right to cure or reduce the cure period by delivery of written notice to that effect to you (such 30-day or shorter period, the “Cure Period”).  If, during the Cure Period, such circumstance is remedied, you shall not be permitted to terminate your employment for Good Reason as a result of such circumstance.  If, at the end of the Cure Period, the circumstance identified in the Notice of Termination for Good Reason has not been remedied, you shall be entitled to terminate your employment for Good Reason during the 90-day period that follows the end of the Cure Period (the “Termination Period”).  If you do not terminate your employment during the Termination Period, you shall not be permitted to terminate your employment for Good Reason as a result of such circumstance.

         (d)  “Vesting Date” means each date on which your rights with respect to all or a portion of the RSUs subject to this Agreement may become fully vested, as provided in Section 3(a) or 3(b) of this Agreement.

        SECTION 3.  Vesting and Delivery.  (a)  Regularly Scheduled Vesting.  On each Vesting Date set forth below, your rights with respect to the number of RSUs that corresponds to such Vesting Date, as specified in the chart below, shall become vested, provided that you must be employed by the Company or one of its Subsidiaries on the relevant Vesting Date, except as otherwise determined by the Committee in its sole discretion or as otherwise provided in your Employment Agreement.

###VEST_SCHEDULE_TABLE###

       (b)  Effect of a Change of Control.  In the event of a Change of Control prior to any Vesting Date, any outstanding RSUs shall be treated in accordance with Section 8 of the Plan. Furthermore, if, during the two‑year period immediately following a Change of Control, your employment is terminated by the Company or any of its Subsidiaries without Cause or you terminate your employment for Good Reason, then any outstanding RSUs shall immediately vest as of the date of such termination and such date shall be deemed to be the Vesting Date.

        (c)  Delivery of Shares.  As soon as reasonably practicable following each Vesting Date and in no event later than 60 days after the Vesting Date, the Company shall deliver to you one Share for each RSU that vested on such date in accordance with the terms of this Agreement.  In the event the RSUs accelerate vesting pursuant to Section 3(b) of this Agreement or Section 8 of the Plan, all outstanding RSUs shall be settled no later than the tenth day following the date on which such RSUs vest.

       SECTION 4.  Forfeiture of RSUs.  Unless the Committee determines otherwise, and except as otherwise provided in your Employment Agreement or Section 3(b) of this Agreement, if your rights with respect to any RSUs awarded to you pursuant to this Agreement have not become vested prior to the date on which your employment with the Company and its Subsidiaries terminates, your rights with respect to such RSUs shall immediately terminate, and you shall be entitled to no further payments or benefits with respect thereto.

      SECTION 5.  Voting Rights; Dividend Equivalents.  Prior to the date on which Shares are delivered to you in settlement of the RSUs pursuant to this Agreement, you shall not be entitled to exercise any voting rights with respect to the Shares underlying such RSUs and shall not be entitled to receive dividends or other distributions with respect to such Shares.

       SECTION 6.  Non-Transferability of RSUs.  Unless otherwise provided by the Committee in its discretion, RSUs may not be sold, assigned, alienated, transferred, pledged, attached or otherwise encumbered except as provided in Section 9(a) of the Plan.  Any purported sale, assignment, alienation, transfer, pledge, attachment or other encumbrance of an RSU in violation of the provisions of this Section 6 and Section 9(a) of the Plan shall be void.

      SECTION 7.   Withholding, Consents and Legends.  (a) Withholding.  The delivery of Shares pursuant to Section 3 of this Agreement is conditioned on satisfaction of any applicable withholding taxes in accordance with Section 9(d) of the Plan.  In the event that there is withholding tax liability in connection with the settlement of RSUs, such withholding tax liability shall be satisfied by the Company withholding the number of Shares having a Fair Market Value (which shall either have the meaning set forth in the Plan or shall have such other meaning as determined by the Company in accordance with applicable withholding requirements) equal to such withholding tax liability from the Shares you would be entitled to receive upon settlement of the RSUs, without any election on your part.

        (b)  Consents; Compliance with Law.  Your rights in respect of the RSUs are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable (including your consenting to the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan) and, in accordance with Section 9(l) of the Plan, subject to the Committee’s determination that the issuance of Shares pursuant to this Agreement is compliant with the Company’s Privacy Policy and applicable law.

        (c)  Legends. The Company may affix to certificates for Shares issued or recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator) pursuant to this Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which you may be subject under any applicable securities laws).  The Company may advise the transfer agent to place a stop order against any legended Shares.

     SECTION 8.  Successors and Assigns of the Company.  The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

      SECTION 9.  Committee Discretion.  Subject to the terms of this Agreement and your Employment Agreement, the Committee shall have discretion with respect to any actions to be taken or determinations to be made in connection with this Agreement, and its determinations shall be final, binding and conclusive.

       SECTION 10.  Dispute Resolution.  (a)  Jurisdiction and Venue.  Notwithstanding any provision in your Employment Agreement, you and the Company hereby irrevocably submit to the exclusive jurisdiction of (i) the United States District Court for the Southern District of Texas and (ii) the courts of the State of Texas for the purposes of any action, suit or other proceeding arising out of this Agreement or the Plan.  You and the Company agree to commence any such action, suit or other proceeding either in the United States District Court for the Southern District of Texas or, if such action, suit or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of Texas.  You and the Company further agree that service of any process, summons, notice or document by U.S. registered mail to the applicable address set forth in Section 11 of this Agreement shall be effective service of process for any action, suit or other proceeding in Texas with respect to any matters to which you have submitted to jurisdiction in this Section 10(a).  You and the Company irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or other proceeding arising out of this Agreement or the Plan in (A) the United States District Court for the Southern District of Texas or (B) the courts of the State of Texas, and hereby and thereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or other proceeding brought in any such court has been brought in an inconvenient forum.

      (b)  Waiver of Jury Trial.  You and the Company hereby waive, to the fullest extent permitted by applicable law, any right either of you may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Plan.

     (c)  Confidentiality.  You hereby agree to keep confidential the existence of, and any information concerning, a dispute described in this Section 10, except that you may disclose information concerning such dispute to the court that is considering such dispute or to your legal counsel, accountants and other representatives (provided that such counsel, accountants and other representatives agree not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

      SECTION 11.  Notice.  All notices, requests, demands and other communications required or permitted to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three Business Days after they have been mailed by U.S. registered mail, return receipt requested, postage prepaid, addressed to the other party as set forth below:

If to the Company:	Benchmark Electronics, Inc. 56 South Rockford Drive Tempe, AZ 85281 Attention: Legal Dept.
If to you:	To your address as most recently supplied to the Company and set forth in the Company’s records

 The parties may change the address to which notices under this Agreement shall be sent by providing written notice to the other in the manner specified above.

      SECTION 12.  Governing Law.  This Agreement shall be deemed to be made in the State of Texas, and the validity, construction and effect of this Agreement in all respects shall be determined in accordance with the laws of the State of Texas, without giving effect to the conflict of law principles thereof.

      SECTION 13.  Headings and Construction.  Headings are given to the Sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “but not limited to”. The term “or” is not exclusive.

      SECTION 14.  Amendment of this Agreement.  The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair your rights under this Agreement shall not to that extent be effective without your consent (it being understood, notwithstanding the foregoing proviso, that this Agreement and the RSUs shall be subject to the provisions of Section 7(c) of the Plan).

      SECTION 15.  Section 409A.  (a)  For purposes of Section 409A of the Code (“Section 409A”), it is intended that amounts payable pursuant to this Agreement qualify for the short-term deferral exception under Treas. Reg. Section 1.409A-1(b)(4) or any successor thereto, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with such exception.

      (b)  In the event that it is determined that any amounts payable pursuant to this Agreement do not qualify for the short-term deferral exception under Treas. Reg. Section 1.409A-1(b)(4) or any successor thereto, it is intended that the provisions of this Agreement comply with Section 409A, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A and any similar state or local law.

    (c)  Neither you nor any of your creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Agreement to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to you or for your benefit under this Agreement may not be reduced by, or offset against, any amount owing by you to the Company or any of its Subsidiaries.

      (d)  To the extent required by Section 409A, any amount payable under the Agreement that constitutes deferred compensation (within the meaning of Section 409A) subject to, and not exempt from, Section 409A, payable or provided to you upon a termination of employment shall only be paid or provided to you upon your separation from service (within the meaning of Section 409A).  If, at the time of your separation from service, (i) you are a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable under this Agreement constitutes deferred compensation the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company (or its Subsidiary, as applicable) shall not pay such amount on the otherwise scheduled payment date but shall instead accumulate such amount and pay it, without interest, on the first business day after such six-month period.

      (e)  You shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on you or for your account in connection with this Agreement (including any taxes and penalties under Section 409A), and neither the Company nor any of its Subsidiaries shall have any obligation to indemnify or otherwise hold you harmless from any or all such taxes or penalties.

      SECTION 16.  Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Prospectus

The Prospectus that describes the Plan is located on the Company’s intranet:  http://inside/corpinfo/default.aspx

•	Go to the Corporate information tab on the employee website
•	Under the Libraries & Links heading: Click on Benefits and LTI

Click on the Long Term Incentive folder and go to the file named: 2019 Omnibus Incentive Compensation Plan

Please review the Prospectus carefully to understand the rights and obligations associated with equity awards.

By your execution of this Agreement, you acknowledge access/receipt of the Prospectus.

 IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

BENCHMARK ELECTRONICS, INC.,

By:

____________________________________

###GENERAL_COUNSEL_NAME###

VP General Counsel & Secretary

____________________________________

###PARTICIPANT_NAME### /###ACCEPTANCE_DATE###